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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     HANOVER COMPRESSION LIMITED PARTNERSHIP

It is hereby certified that:

     FIRST: The name of the limited partnership is HANOVER COMPRESSION LIMITED PARTNERSHIP (the "Partnership")

     SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

     "Third: The name and mailing address of the sole general partner of the Partnership is:

          Hanover Compression General Holdings, LLC
          12001 North Houston Rosslyn
          Houston, Texas 77086"

Dated:  August 20, 2001

                                Hanover Compression Limited Partnership

                                By: Hanover Compression General Holdings,
                                LLC, its General Partner

                                By: /s/ Richard S. Meller
                                    ------------------------------------
                                    Richard S. Meller, authorized person